SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2006

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
        240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
        240.13e-4(c))

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Item 8.01 Other Events

        On June 7, 2006, Banner Corporation announced that it had reached a $5.5 million insurance settlement relating to inappropriate activities of a former employee in 2001 and prior years. The settlement will result in a credit to other operating expense in the current quarter ending June 30, 2006.

Item 9.01 Financial Statements and Exhibits

            (c)       Exhibits

            99.1    Press Release of Banner Corporation dated June 7, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: June 7, 2006	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

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                                                                                           CONTACT:   D. MICHAEL JONES,
                                                                                                                     PRESIDENT AND CEO
                                                                                                                         LLOYD W. BAKER, CFO
                                                                                                    (509)527-3636

                                                                                    News Release

BANNER CORPORATION REACHES $5.5 MILLION SETTLEMENT IN BOND CLAIM

Walla Walla, WA - June 7, 2006 - Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today announced that it has reached a $5.5 million insurance settlement relating to inappropriate activities of a former employee in 2001 and prior years. The settlement will result in a credit to other operating expense in the current quarter ending June 30, 2006.

"While the circumstances leading to this settlement were reprehensible, we are pleased to bring this issue to an end," said D. Michael Jones, President and CEO.

In April, Banner reported record results for the first quarter of 2006. Net income increased 44% to $6.8 million, or $0.56 per diluted share, compared to $4.7 million, or $0.39 per diluted share, in the first quarter of 2005. Loans grew 19% to $2.54 billion, deposits increased 21% to $2.42 billion and assets grew 5% to $3.12 billion from year ago levels.

About Banner Corporation

Banner Corporation is the parent of Banner Bank, a commercial bank that operates a total of 58 branch offices and twelve loan offices in 24 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

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